                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 9/30/2002

                                    ($000'S)


                                                                          9/30/2002
                                                                          ---------
ASSETS
     Cash and Due From Depository Institutions                            $8,809,794
     Federal Reserve Stock                                                         0
     Securities                                                           28,156,313
     Federal Funds                                                           975,986
     Loans & Lease Financing Receivables                                 111,491,144
     Fixed Assets                                                          1,357,049
     Intangible Assets                                                     8,242,263
     Other Assets                                                          7,510,862
                                                                        ------------
         TOTAL ASSETS                                                   $166,543,411

LIABILITIES
     Deposits                                                           $112,901,360
     Fed Funds                                                             2,319,887
     Treasury Demand Notes                                                         0
     Trading Liabilities                                                     285,504
     Other Borrowed Money                                                 20,829,386
     Acceptances                                                             137,242
     Subordinated Notes and Debentures                                     5,696,195
     Other Liabilities                                                     5,198,418
                                                                        ------------
     TOTAL LIABILITIES                                                  $147,367,992

EQUITY
     Minority Interest in Subsidiaries                                      $990,010
     Common and Preferred Stock                                               18,200
     Surplus                                                              11,312,077
     Undivided Profits                                                     6,855,132
                                                                        ------------
         TOTAL EQUITY CAPITAL                                            $19,175,419

TOTAL LIABILITIES AND EQUITY CAPITAL                                    $166,543,411

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To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:
   ---------------------------
   Vice President & Trust Officer

Date:  December 19, 2002


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